UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2018

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On May 10, 2018, PPG Industries, Inc. (“PPG” or the “Company”), in consultation with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the Company’s consolidated financial statements for the year ended December 31, 2017 included in its Annual Report on Form 10-K and the related report of PwC, and for the quarterly and year-to-date periods in 2017, should no longer be relied upon because of certain errors contained in those financial statements.
As previously disclosed on April 19, 2018, the Company received a report through its internal reporting system alleging violations of PPG’s accounting policies and procedures regarding the failure to accrue certain specified expenses in the first quarter of 2018. Based on its initial review at that time, the Company identified approximately $1.4 million of expenses (including legal fees, property taxes and performance-based compensation) that should have been accrued in the first quarter of 2018 and that were then reflected in PPG’s earnings for the quarter ended March 31, 2018 released on April 19, 2018. In addition, the report alleged that there may have been other unspecified expenses, potentially up to $5 million in the aggregate, that were improperly not accrued in the first quarter.
The Audit Committee of the Company’s Board of Directors is overseeing an investigation of the matters set forth in the report, with the assistance of outside counsel and forensic accountants. To date, the investigation has identified the following items not yet reflected in our March 31, 2018 results reported in our April 19, 2018 press release and which impact the quarter ended March 31, 2018, in addition to the approximately $1.4 million of expenses described above: (1) failure to record amortization expense in the amount of $1.4 million to correct for amortization of an intangible asset that was inadvertently not recorded over a three-year period and discovered in March 2018; (2) understatement of a health insurance accrued liability in the amount of $500,000; and (3) failure to record an adjustment increasing the value of inventory in our Europe, Middle East and Africa region in the amount of $2.1 million due to inflation of raw materials costs (which, when corrected, would have a positive effect on income in the first quarter of 2018, resulting in a net increase to income from continuing operations before income taxes from these three items of approximately $200,000).
Apart from the investigation, the Company has identified certain inadvertent errors with respect to the quarter ended March 31, 2018. The Company has quantified errors that would result in a net decrease in income from continuing operations before income taxes of approximately $7.8 million but may quantify additional errors prior to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These errors will be corrected as appropriate.
In addition to the matters identified by the investigation relating to the quarter ended March 31, 2018, the investigation to date has also identified improper reclassifications of gains from income from discontinued operations to income from continuing operations, in total pre-tax amounts of $2.1 million in the quarter ended June 30, 2017 and $4.7 million in the quarter ended December 31, 2017. The investigation to date has also identified improper shifting of pre-tax expenses between quarterly periods in 2017 as follows: (1) a total of $3.4 million in compensation expense recorded in the third and fourth quarters of 2017 that should have been recorded in the quarter ended June 30, 2017 and (2) additional expense accrual for health care claims in the amount of $3.5 million recorded in the third and fourth quarters of 2017 that should have been recorded in the quarter ended June 30, 2017. The investigation is continuing and there is no assurance that additional items will not be identified. The Company does not intend to provide additional updates on the results of the investigation until it is concluded or the Company determines that further disclosure is appropriate or necessary.

As a result of the findings of the internal investigation to date and the pendency of the ongoing investigation, the Company has determined to correct the errors in the Company’s previously issued financial statements for the year ended 2017 in an amended Form 10-K following completion of the investigation. In addition, the amended Form 10-K will include a restated Report of Independent Registered Public Accounting Firm. The Company will also continue to assess the Company’s internal control over financial reporting in light of the investigation.
The Audit Committee of the Board of Directors has discussed the matters disclosed in this Item 4.02 with PwC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Termination of Employment of Principal Accounting Officer
On May 10, 2018, the Company terminated the employment of Mark Kelly as Vice President and Controller of the Company, effective immediately. Mr. Kelly was previously placed on administrative leave as of April 25, 2018.
On April 25, 2018, William Schaupp was appointed to serve as Assistant Controller and Acting Controller of the Company. Mr. Schaupp will serve as Acting Controller until a replacement for Mr. Kelly is appointed. Mr. Schaupp joined the Company as Manager, Financial Reporting in November 2008 and was appointed Director, Financial Reporting in August 2011 serving until September 2013. He served as Assistant Controller, Financial Reporting from September 2013 to March 2015, as Finance Director, Fiber Glass from March 2015 to April 2016, as Director Financial Analysis, Corporate Development from April 2016 to January 2017 and as Director Corporate Audit Services from January 2017 until his appointment as Assistant Controller and Acting Controller. There are no family relationships between Mr. Schaupp and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Mr. Schaupp.

Item 8.01	Other Events.
On May 10, 2018, the Company issued a press release announcing that it has filed a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission regarding its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The press release also provides an update on the internal investigation being overseen by the Audit Committee, as noted above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
99.1	Press release of PPG Industries, Inc. dated May 10, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: May 10, 2018	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer